EXHIBIT 99.1

NEWS RELEASE


                             FOR FURTHER INFORMATION:

                             Media Relations:            Investor Relations:
                             Jim Vitak                   Bill Henderson
                             (614) 790-3715              (859) 815-4454
                             jevitak@ashland.com         wehenderson@ashland.com

                             FOR IMMEDIATE RELEASE
                             December 20, 2004


ASHLAND INC. PROVIDES UPDATE ON THE
PROPOSED TRANSFER OF ITS INTEREST IN
MARATHON ASHLAND PETROLEUM LLC

COVINGTON, Ky. - Ashland Inc. announced today that the Internal Revenue Service (IRS) has now indicated that it does not intend to provide all the rulings requested by Ashland Inc. and Marathon Oil Corporation in the proposed transaction to transfer Ashland's 38-percent interest in Marathon Ashland Petroleum LLC (MAP) to Marathon.
     As previously announced in March 2004, Ashland entered into an agreement with Marathon through which Ashland would transfer its 38-percent interest in MAP to Marathon. The transaction is subject to several previously disclosed conditions, including receipt of a favorable private letter ruling from the IRS with respect to the tax treatment of the transaction. Earlier this year, Ashland submitted a request to the IRS for a private letter ruling on the tax treatment of the transaction.
     Ashland reported in its Form 10-K filing on December 14, 2004, that it had engaged in discussions with the IRS with respect to the complex tax issues related to this transaction and had not resolved all issues. At that time, Ashland reported that it could not predict whether the requested rulings would be received.
     The IRS has now indicated that it does not intend to provide all the rulings requested by Ashland and Marathon. As previously disclosed, Ashland might have incurred Section 355(e) gain on the transaction equal to the difference between the fair market value of Ashland and the tax basis of Ashland. One of the IRS rulings requested was that the tax basis in Ashland



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not be reduced by the assumption of contingent  liabilities associated with discontinued  business  operations  in a way that  would  cause  additional
Section 355(e) gain to be recognized. The IRS has informed Ashland and Marathon that it intends to rule adversely on this specific tax basis issue. Under the IRS' indicated position on this issue, the basis of the
Ashland  shares  would  be  reduced  by  the  amount  of  such   contingent
liabilities  in a manner that would likely  create  significant  additional
Section 355(e) gain. Ashland believes that the IRS would grant all other requested rulings that are conditions to closing the transaction.
     Ashland and Marathon disagree with the IRS' position on the contingent liabilities issue and will attempt to further discuss this issue with the IRS. However, Ashland believes that it is unlikely that the previously
announced   transaction  will  close.  Ashland  remains  pleased  with  its ownership interest in MAP and, therefore, does not have any plans to exercise its option to put its interest in MAP to Marathon. Nonetheless, if the previously announced transaction does not close, Ashland would consider other alternatives for the transfer of its interest to Marathon. There is a substantial risk that no acceptable alternative transaction will be identified.
     Ashland Inc. (NYSE: ASH) is a Fortune 500 transportation construction, chemical and petroleum company providing products, services and customer solutions throughout the world. To learn more about Ashland, visit www.ashland.com.
                                    -0-

FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include those that refer to Ashland's expectations about the MAP transaction. Although Ashland believes its expectations are based on reasonable assumptions, it cannot assure the expectations reflected herein will be achieved. The risks, uncertainties, and assumptions include the possibility that Ashland will be unable to fully realize the benefits anticipated from the MAP transaction; the possibility of failing to receive a favorable ruling from the Internal Revenue Service; the possibility that Ashland fails to obtain the approval of its shareholders; the possibility that the transaction may not close or that Ashland may be required to modify some aspect of the transaction to obtain regulatory approvals; and other risks that are described from time to time in the Securities and Exchange Commission (SEC) reports of Ashland. Other factors and risks affecting Ashland are contained in Ashland's Form 10-K for the fiscal year ended Sept. 30, 2004, filed with the SEC and available on Ashland's Investor Relations website at www.ashland.com/investors or the SEC's website at www.sec.gov. Ashland undertakes no obligation to subsequently update or revise the forward-looking statements made in this news release to reflect events or circumstances after the date of this news release.

Additional Information about the MAP Transaction
In connection with the proposed transaction, Ashland filed a preliminary proxy statement on Schedule 14A with the SEC on June 21, 2004 and an amended preliminary proxy statement on Schedule 14A on August 31, 2004. ATB Holdings Inc. and New EXM Inc. filed a registration statement on Form S-4, which includes a further amended preliminary proxy statement/prospectus, with the SEC on October 12, 2004. Investors and security holders are urged to read those documents and any other relevant documents filed or that will be filed with the SEC, including the definitive proxy statement/prospectus regarding the proposed transaction as they become available, because they contain, or will contain, important information. The definitive proxy statement/prospectus will be filed with the SEC by Ashland, and security holders may obtain a free copy of the definitive proxy statement/prospectus when it becomes available, and other documents filed with the SEC by Ashland, including the preliminary proxy statement at the SEC's website at www.sec.gov. The definitive proxy statement/prospectus, and other documents filed with the SEC by Ashland, including the preliminary proxy statement, may also be obtained for free in the SEC filings section on Ashland's Investor Relations website at www.ashland.com/investors, or by directing a request to Ashland at 50 E. RiverCenter Blvd., Covington, KY 41012. The respective directors and executive officers of Ashland and other persons may be deemed to be participants in solicitation of proxies in respect of the proposed transaction. Information regarding Ashland's directors and executive officers is available in its proxy statement filed with the SEC by Ashland on December 14, 2004. Investors may obtain information regarding the interests of participants in the solicitation of proxies in connection with the transaction referenced in the foregoing information by reading the definitive proxy statement/prospectus when it becomes available.